                   Report of Independent Auditors on Schedules

The Board of Directors
Modern Woodmen of America

We have audited the statutory-basis balance sheets of Modern Woodmen of America (the Society) as of December 31, 2002 and 2001, and the related statutory-basis statements of operations, surplus and cash flow for each of the three years in the period ended December 31, 2002, and have issued our report thereon dated March 22, 2003 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules as of December 31, 2002 and 2001 and for the years then ended, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
March 22, 2003

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2002

                                                                                         AMOUNT AT WHICH
                                                                                          SHOWN IN THE
                                                                                          STATEMENT OF
TYPE OF INVESTMENT                                             COST          VALUE     FINANCIAL POSITION
-----------------------------------------------------------------------------------------------------------
                                                                           (IN THOUSANDS)
Bonds:
   U.S. Treasury securities and obligations of U.S.
     government corporations and agencies                    $1,093,098    $1,163,399        $1,093,098
   States, municipalities, and political subdivisions            51,374        54,832            51,374
   Foreign governments                                            9,616        10,609             9,616
   Public utilities                                             895,766       899,209           895,766
   All other corporate bonds                                  1,957,038     2,136,834         1,957,038
Mortgage and asset-backed securities                            364,378       381,280           364,378
                                                          -------------------------------------------------
Total bonds                                                   4,371,270     4,646,163         4,371,270

Equity securities:
   Common stocks:
     Public utilities                                            11,616        20,392            20,392
     Banks, trust, and insurance companies                       20,272        33,594            33,594
     Industrial, miscellaneous, and all other                   138,040       240,643           240,643
   Non-redeemable preferred stock                                 7,628         7,977             7,628
                                                          -------------------------------------------------
Total equity securities                                         177,556       302,606           302,257

Mortgage loans                                                  527,474                         527,474
Real estate                                                      35,022                          35,022
Certificateholders' loans                                       187,175                         187,175
Other invested assets                                            19,884                          19,884
                                                          ---------------              --------------------
Total investments                                            $5,318,381                      $5,443,082
                                                          ===============              ====================

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2002, 2001, and 2000, and for Each of the Years Then Ended

                                                                            FUTURE        CONTRACTHOLDER
                                                                            POLICY          AND OTHER
                                                                           BENEFITS     CERTIFICATEHOLDER
                                                                          AND CLAIMS          FUNDS
                                                                        -----------------------------------
                                                                                 (IN THOUSANDS)
2002
Life and health insurance                                                  $4,661,694        $32,110

2001
Life and health insurance                                                   4,093,968         31,743

2000
Life and health insurance                                                   3,725,811         31,362

                                                                             BENEFITS,
                                               PREMIUMS           NET       CLAIMS, AND       OTHER
                                              AND OTHER       INVESTMENT    SETTLEMENT      OPERATING
                                            CONSIDERATIONS     INCOME (1)    EXPENSES      EXPENSES (1)
                                           ----------------------------------------------------------------
                                                                   (IN THOUSANDS)
2002
Life and health insurance                       $708,871        $363,018       $866,817        $148,317

2001
Life and health insurance                        513,658         333,757        664,225         126,186

2000
Life and health insurance                        397,343         310,447        529,694         109,663

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.

                            Schedule IV - Reinsurance

  As of December 31, 2002, 2001, and 2000, and for Each of the Years Then Ended

                                                                                 CEDED TO
                                                                 GROSS AMOUNT     OTHER          NET
                                                                                COMPANIES       AMOUNT
                                                                -------------------------------------------
                                                                              (IN THOUSANDS)
2002
Life insurance in force                                         $  28,494,126  $  4,213,769  $  24,280,357
                                                                ===========================================

Premiums:
   Life insurance                                               $     712,003  $     (7,709) $     704,294
   Supplemental contracts involving life contingencies                  4,295             -          4,295
   Supplemental contracts not involving life contingencies                  -             -              -
   Accident and health insurance                                          294           (12)           282
                                                                -------------------------------------------
Total                                                           $     716,592  $     (7,721) $     708,871
                                                                ===========================================

2001
Life insurance in force                                           $27,882,095    $3,708,151    $23,873,944
                                                                ===========================================

Premiums:
   Life insurance                                               $     513,511  $     (5,991) $     507,520
   Supplemental contracts involving life contingencies                  5,826                        5,826
   Supplemental contracts not involving life contingencies                  -             -              -
   Accident and health insurance                                          325           (13)           312
                                                                -------------------------------------------
Total                                                           $     519,662  $     (6,004) $     513,658
                                                                ===========================================

2000
Life insurance in force                                           $26,607,903    $3,126,767    $23,481,136
                                                                ===========================================

Premiums:
   Life insurance                                               $     393,022  $     (4,997) $     388,025
   Supplemental contracts involving life contingencies                  4,023                        4,023
   Supplemental contracts not involving life contingencies              4,955                        4,955
   Accident and health insurance                                          356           (16)           340
                                                                -------------------------------------------
Total                                                           $     402,356  $     (5,013) $     397,343
                                                                ===========================================

SEE ACCOMPANYING REPORT OF INDEPENDENT AUDITORS.